EXHIBIT 5.1

Monahan & Biagi, PLLC
701 5th Avenue, Suite 2800
Seattle, WA 98104-7023
(206) 587-5700, (206) 587-5710 (fax)

October 17, 2011

WestMountain Index Advisor, Inc.
120 Lake Street, Suite 401
Sandpoint, ID 83864

RE:                       Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to WestMountain Index Advisor, Inc. (the “Company”) in connection with the Registration Statement on Form S-1, File No. 333-176770, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 9, 2011, and as amended by Amendment No. 1 filed on October  17, 2011 (as it may be amended, the “Registration Statement”), covering the resale by the selling security holders named in the Registration Statement of up to  6,686,095 shares of the Company’s common stock, $.001 par value per share, including: (a) 866,000 shares of common stock issued to WestMountain Asset Management, Inc. under the exercise of a Warrant dated February 18, 2011; (b) 400,000 shares of common stock issued to BOCO Investments LLC related to a February 28, 2011 re-issuance of WMTN common stock; (c) 300,000 shares of common stock issued to Capital Peak Partners LLC under the exercise of a Warrant dated February 18, 2011; (d) 1,000,000 shares of common stock issued to BOCO Investments LLC related to the conversion of Terra Mining Corp Demand Promissory Notes on February 18, 2011; (e) 100,000 shares of common stock issued to BOCO Investments LLC related to a Subscription Agreement dated February 18, 2011, (f) up to 300,000 shares of common stock issuable by the Company upon the exercise of a Warrant granted to Sterling Group dated April 1, 2011; (g) up to 3,361,095 shares of common stock issuable by the Company upon the exercise of Warrants dated April 18, 2011; (h) up to 59,000 shares of common stock issuable by the Company upon the exercise of a Warrant granted to WestMountain Asset Management, Inc. dated February 18, 2011; and (i) up to 300,000  shares of common stock  issuable upon the exercise of a Warrant granted to Logic International Consulting Group LLC dated April 7, 2011 (collectively, the “Shares”), which are being registered in connection with the proposed sale of the Shares by the selling stockholders listed above.

In connection with this opinion, we have assumed that the Shares that are issuable upon exercise of the warrants will be issued in the manner described in the Registration Statement and the prospectus relating thereto.

In connection with this opinion we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and issuance of the Shares, the Company’s Articles of Incorporation filed in Form SB-2 Registration Statement with the SEC on January 2, 2008 as amended by the Amendment filed with Form 8-K with the SEC on October 12, 2010, and the Company’s Bylaws filed in Form SB-2 Registration Statement with the SEC on January 2, 2008, and such other documents and matters as we have deemed necessary as a basis for this opinion.

Based upon the foregoing, we are of the opinion that:

(a) The 866,000 shares of common stock issued to WestMountain Asset Management, Inc. are duly authorized, validly issued, fully paid and nonassessable;

(b) The 1,500,000 shares of common stock issued to BOCO Investments LLC are duly authorized, validly issued, fully paid and nonassessable;

(c) The 300,000 shares of common stock issued to Capital Peak Partners LLC are duly authorized, validly issued, fully paid and nonassessable; and

(d)  The remaining 4,020,095 Shares that may be issued in the future, specifically, (i) up to 300,000 Shares issuable upon exercise of the Company’s warrant granted to Sterling Group on April 1, 2011; (ii) up to 3,361,095 Shares issuable upon exercise of the warrants granted by the Company on April 18, 2011; (iii) up to 59,000 Shares issuable upon exercise of the Company’s warrant granted to WestMountain Asset Management, Inc. on February 18, 2011; and (iv) up to 300,000 shares of common stock  issuable upon the exercise of a Warrant granted to Logic International Consulting Group LLC dated April 7, 2011, will be, when issued in accordance with the terms and conditions the applicable warrant, duly authorized, validly issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities laws or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement filed with the Commission in connection with the registration of the Shares and to the reference to our firm in the Registration Statement.

Very truly yours,

/s/ James F. Biagi, Jr.
JAMES F. Biagi, JR.
Monahan & Biagi, PLLC

701 Fifth Avenue, Suite 2800 Seattle, Washington 98104
Telephone: (206) 587-5700 Facsimile: (206) 587-5710
Email: JBiagi@MonahanBiagi.com